   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1999.

                                                      REGISTRATION NO. 333-86913
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                         METROMEDIA FIBER NETWORK, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                        4813                    11-3168327
       (State or other               (Primary Standard          (I.R.S. Employer
jurisdiction of incorporation)          Industrial            Identification No.)
                                Classification Code Number)

                           ONE NORTH LEXINGTON AVENUE
                             WHITE PLAINS, NY 10601
                             PHONE: (914) 421-6700

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ARNOLD L. WADLER, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         METROMEDIA FIBER NETWORK, INC.
                              ONE MEADOWLAND PLAZA
                           EAST RUTHERFORD, NJ 07073

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                    COPY TO:

   DOUGLAS A. CIFU, ESQ.              BLAIR W. WHITE, ESQ.             NICHOLAS P. SAGGESE, ESQ.
   PAUL, WEISS, RIFKIND,              STANTON D. WONG, ESQ.               MARK C. SMITH, ESQ.
    WHARTON & GARRISON              PILLSBURY MADISON & SUTRO            SKADDEN, ARPS, SLATE,
1285 AVENUE OF THE AMERICAS                    LLP                             MEAGHER &
  NEW YORK, NY 10019-6064                P. O. BOX 7880                        FLOM LLP
      (212) 373-3000                 SAN FRANCISCO, CA 94120               919 THIRD AVENUE
                                         (415) 983-1000                   NEW YORK, NY 10022
                                                                            (212) 735-3000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time or at one time after the effective date of this Registration Statement as determined by the Selling Stockholders.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form it filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(

a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(

a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED OCTOBER 27, 1999

THE INFORMATION IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

                                 813,789 SHARES
                         METROMEDIA FIBER NETWORK, INC.
                              CLASS A COMMON STOCK

                             ---------------------

    We are offering 813,789 of our shares of class A common stock issuable upon the exercise of certain warrants and options of AboveNet Communications Inc. held by several selling stockholders who are listed on page 4 of this document. The warrants and options held by those selling stockholders are exercisable for shares of our class A common stock by virtue of a merger between Metromedia Fiber Network and AboveNet Communications Inc.

    These stockholders may sell their shares of class A common stock at prices which are based on the market price of the stock on United States exchanges or in negotiated transactions. They may also sell their shares through a combination of these methods.

    Our class A common stock is traded on the Nasdaq National Market under the symbol "MFNX." On September 2, 1999, the last reported bid and asked price on the Nasdaq National Market was $31.3125 and $31.375 respectively, per share.

    We will not receive any of the proceeds from the sale of the shares. However, we may receive cash consideration in connection with the exercise of the warrants and options held by the selling stockholders.

    We will pay all of the expenses incident to the registration, offering and sale of these shares to the public under the registration statement other than commissions, fees and discounts of underwriters, brokers, dealers and agents, if any.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE METROMEDIA COMMON STOCK TO BE ISSUED IN CONNECTION WITH THIS DOCUMENT OR DETERMINED THAT THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                         , 1999

                               ABOUT OUR BUSINESS

    We are a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure to carrier and corporate/government customers in the United States and Europe. We have installed and intend to install local intracity networks that will consist of in excess of 2.9 million fiber miles, which is equal to the number of strands of fiber in a length of fiber optic cable multiplied by the length of the cable in miles, covering approximately 6,941 route miles, which is equal to the number of miles spanned by fiber optic cable calculated without including physically overlapping segments of cable, in 50 metropolitan markets in the United States and Europe.

    We focus on leasing or otherwise making available for use our broadband communications infrastructure to two main customer groups: communications carriers and corporate/governmental customers. In addition, through our subsidiary AboveNet Communications Inc., we are providing facilities-based, managed services for customer-owned webservers and related equipment, known as co-location, and high performance Internet connectivity solutions for electronic commerce and other business critical Internet operations. AboveNet has developed a network architecture based upon strategically located facilities. These facilities, known as Internet service exchanges, allow Internet content providers direct access to Internet service providers.

    Our company was founded in 1993 and is a Delaware corporation and its executive offices are located at One North Lexington Avenue, White Plains, NY 10601.

                                USE OF PROCEEDS

    We may receive cash consideration in connection with the exercise of the warrants and options held by the selling stockholders. We will not otherwise receive any proceeds from the sale by the selling stockholders of any of the shares offered with this prospectus. We intend to use any cash proceeds that we may receive in connection with these exercises for financing telecommunications networks and for general corporate purposes, including working capital. We will pay all of the costs of this offering other than commissions, fees and discounts of underwriters, brokers, dealers and agents, if any.

                        DETERMINATION OF OFFERING PRICE

    The selling stockholders have advised us that they may sell these shares from time to time on the Nasdaq National Market or any other national securities exchange or automated interdealer quotation system on which shares of our class A common stock are listed or quoted, through negotiated transactions or otherwise, including private sales. They may also sell these shares, directly or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions in the open market. Any of these transactions may be effected at market prices prevailing at the time of sale, at prices related to these prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers.

                            THE SELLING STOCKHOLDERS

    The selling stockholders listed in the table below will receive their shares of our class A common stock in connection with the merger of our wholly owned subsidiary, Magellan Acquisition, Inc., into AboveNet Communications Inc. on September 8, 1999. The selling stockholders were AboveNet warrant and option holders at the time of the merger. Upon the effectiveness of the merger, the warrants and options to purchase shares of common stock of AboveNet held by or to be granted to these selling stockholders became exercisable for shares of our class A common stock. In connection with this merger, we agreed to register the shares of our class A common stock that would be received by the selling stockholders upon exercise of their AboveNet options and warrants so that they may resell their Metromedia class A common stock if they so desire.

    We list below with respect to the selling stockholders the number of shares of our class A common stock beneficially owned by each of them after the merger and prior to the offering covered by this prospectus. All the shares benefically owned by each selling stockholder set forth below may be sold in this offering. Assuming the sale of all the shares set forth below, none of the selling stockholders will own any shares of our class A common stock except as otherwise described below.

                                                               BENEFICIAL OWNERSHIP
                                                                PRIOR TO OFFERING
                                                              ----------------------
SELLING STOCKHOLDER                                            SHARES       PERCENTAGE
------------------------------------------------------------  ---------     --------
DEF Public Relations........................................      2,937            *
Silicon Valley Bank.........................................      2,937(1)         *
Transamerica Business Credit Corporation....................    131,638(2)         *
Primus Technology...........................................     20,562(3)         *
G&H Partners................................................      5,875            *
CCG Facilities Integration..................................     19,878(4)         *
Rudolph & Sletten...........................................     10,128(5)         *
Kenneth Rodriguez & Partners................................      6,750(6)         *
Biggs Cardosa...............................................      3,969(7)         *
Therma Corporation..........................................      3,969(8)         *
Forest City.................................................    235,000            *
Thomas M. Hirst, Trustee, and John D. Hagner, Independent
  Trustee under the Trust Agreement of the Hirst Family
  Trust dated September 26, 1995............................      5,875            *
Synergism Partners..........................................      8,814(9)         *

------------------------

*   Less than 1%.

(1) Silicon Valley Equity Fund, an affiliate of Silicon Valley Bank, owns 207,159 shares of our class A common stock as a result of the merger. These shares are not included in the shares offered in this prospectus.

(2) Includes 20,013 shares that may be issued upon exercise of warrants that may be granted on 12/31/99.

(3) Primus Technology Fund and Primus Technology BVI, two affiliates of Primus Technology, own 1,138,845 and 28,200 shares, respectively, of our class A common stock as a result of the merger. These shares are not included in the shares offered in this prospectus.

(4) Includes 5,141 shares that may be issued upon exercise of warrants that may be granted on 12/31/99.

(5) Includes 3,085 shares that may be issued upon exercise of warrants that may be granted on 12/31/99.

(6) Includes 2,056 shares that may be issued upon exercise of warrants that may be granted on 12/31/99.

(7) Includes 1,029 shares that may be issued upon exercise of warrants that may be granted on 12/31/99.

(8) Includes 1,029 shares that may be issued upon exercise of warrants that may be granted on 12/31/99.

(9) Includes 3,085 shares that may be issued upon exercise of warrants that may be granted on 12/31/99.

    In addition, this prospectus covers 352,500 shares of our class A common stock that may be issued upon exercise of options granted or that may be granted to certain senior employees of AboveNet U.K. Limited, AboveNet Deutschland GmbH and Raiffeisen Rechenzentrum Ges.m.b.H pursuant to cooperation or shareholders agreements between AboveNet and these entities and that have become exercisable for shares of our class A common stock in connection with our merger with AboveNet.

                              PLAN OF DISTRIBUTION

    We are registering 813,789 shares of our class A common stock on behalf of the selling stockholders who are listed above. We issued all of these shares upon exercise by these selling stockholders of their options and warrants to purchase shares of common stock of AboveNet and that we assumed in connection with our acquisition of AboveNet.

    The selling stockholders may choose to sell their shares from time to time on the Nasdaq National Market, at market prices prevailing at the time of the sale, at prices related to the then prevailing market prices, in negotiated transactions or through a combination of these methods. In addition, these selling stockholders may choose one or more of the following alternatives for resales:

    - a block trade in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction;

    - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and

    - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

    The selling stockholders and any broker-dealers who act in connection with the sale of our shares of class A common stock under this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any commissions received by them and profit on any resale of our shares of class A common stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                                    EXPERTS

    The consolidated financial statements of Metromedia Fiber Network, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. These consolidated financial statements are incorporated herein by reference in reliance upon the report given on the authority of such firm as experts in accounting and auditing.

    AboveNet's financial statements as of June 30, 1998 and 1999 and for each of the three years in the period ended June 30, 1999 incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The Combined Statement of Assets to be Acquired and Liabilities to be Assumed of Palo Alto Internet Exchange as of December 26, 1998 and December 27, 1997 and the related Combined Statement of Revenues and Direct Expenses for the period June 12, 1998 through December 26, 1998, the period December 28, 1997 through June 11, 1998 and the fiscal years ended December 27, 1997 and December 29, 1996, incorporated in this prospectus by reference to Metromedia's S-4 filed on August 5, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    The validity of the shares of our class A common stock and certain other legal matters in connection with this offering will be passed upon on our behalf by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549 and also at the regional offices of the Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Reports, proxy statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including our filings, are also available to the public from the Securities and Exchange Commission's Web site at "http://www.sec.gov.".

                      DOCUMENTS INCORPORATED BY REFERENCE

    We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act. This prospectus is a part of the registration statement and constitutes a prospectus of our company for the shares of our class A common stock to be sold by the selling stockholders. As allowed by the Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    THE SECURITIES AND EXCHANGE COMMISSION ALLOWS US TO "INCORPORATE BY REFERENCE" THE INFORMATION THAT WE FILE WITH THEM, WHICH MEANS THAT WE CAN DISCLOSE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US TO YOU THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT BY REFERRING YOU TO THOSE DOCUMENTS.

    The information incorporated by reference is considered to be part of this document. Information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any filing we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and on or before the termination of the offering of the shares:

    1. Annual Report on Form 10-K of Metromedia for the fiscal year ended December 31, 1998 (file no. 000-23269) filed on March 17, 1999;

    2. Quarterly Report on Form 10-Q/A filed by Metromedia for the fiscal quarter ended March 31, 1999 (file no. 000-23269) on May 12, 1999 and Quarterly Report on Form 10-Q filed by Metromedia for the fiscal quarter ended June 30, 1999 (file no. 000-23269) filed on August 12, 1999;

    3. Current Report on Form 8-K (file no. 000-23269) filed by Metromedia on September 10, 1999;

    4. Current Report on Form 8-K/A (file no. 000-23269) filed by Metromedia on October 26, 1999;

    5. Current Report on Form 8-K (file no. 000-23269) filed by Metromedia on October 18, 1999;

    6. The description of class A common stock contained in Metromedia's registration statement on Form 8-A (file no. 000-23269) filed on October 27, 1997 by Metromedia;

    7. The "Risk Factors--Risk Factors Applicable to AboveNet" and "Business of AboveNet" sections and the financial statements of Palo Alto Internet Exchange contained in the Registration Statement on Form S-4 (registration no. 333-84541) filed by Metromedia on August 5, 1999; and

    8. Registration Statement on Form S-3/A (registration no. 333-89087) filed by Metromedia on October 27, 1999.

    YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS:

    METROMEDIA FIBER NETWORK, INC.
    ONE NORTH LEXINGTON AVENUE
    WHITE PLAINS, NEW YORK 10601
    ATTENTION: SECRETARY
    TELEPHONE REQUESTS MAY BE DIRECTED TO (914) 421-6700.

    WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT OUR COMPANY THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THIS PROSPECTUS OR IN OUR DOCUMENTS OR THE DOCUMENTS THAT WE PUBLICLY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 813,789 SHARES

                         METROMEDIA FIBER NETWORK, INC.
                              CLASS A COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1999

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OUR COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, OUR COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee to the Securities
  and Exchange Commission...................................  $    7,091
NASDAQ additional quotation fee.............................  $16,275.78
Accounting fees and expenses................................  $    5,000
Legal fees and expenses.....................................  $   25,000
Miscellaneous expenses......................................  $    1,000
                                                              ----------
  Total.....................................................  $54,366.78

    The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. All expenses of the offering, other than selling discounts, commissions and legal fees and expenses incurred separately by the selling stockholders, will be paid by Metromedia.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that this person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by this person in connection with such action, suit or proceeding if this person acted in good faith and in a manner this person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect thereof unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that this person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that this person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by this person in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of this director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

    Metromedia's Amended and Restated Certificate of Incorporation provides that Metromedia will indemnify any person, including persons who are not directors or officers of Metromedia, to the extent permitted by Section 145 of the Delaware General Corporation Law.

    Section 102(b) (7) of the Delaware General Corporation Law provides that a Delaware corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholder; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. Metromedia's Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Metromedia or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit, and provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Metromedia shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    The Delaware General Corporation Law permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in their capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify officers and directors against this liability. Metromedia's Amended and Restated Certificate of Incorporation allows Metromedia to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Metromedia or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Metromedia would have the power to indemnify this person against this expense, liability or loss under the Delaware General Corporation Law. Metromedia has obtained liability coverage, which includes coverage to reimburse Metromedia for amounts required or permitted by law to be paid to indemnify directors and officers.

    Metromedia's Amended and Restated Certificate of Incorporation limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

    Metromedia's Directors' and Officers' liability insurance policy is designed to reimburse Metromedia for payments made by it pursuant to the foregoing indemnification. This policy has aggregate coverage of $25 million.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

       EXHIBIT
       NUMBER                                       DESCRIPTION
---------------------       ------------------------------------------------------------

       2.1**                Agreement and Plan of Merger among AboveNet Communications
                            Inc., Metromedia Fiber Network, Inc. and Magellan
                            Acquisition, Inc., dated June 22, 1999 (incorporated by
                            reference to Metromedia Fiber Network's Current Report on
                            Form 8K filed on June 30, 1999 for the event dated June 22,
                            1999 (File No. 000-23269)).

       EXHIBIT
       NUMBER                                       DESCRIPTION
---------------------       ------------------------------------------------------------
       2.2**                Amendment and Waiver, dated as of September 10, 1999, by and among Metromedia Fiber Network, AboveNet and Merger Sub
                            (incorporated by reference from Metromedia Fiber Network's
                            Current Report on Form 8-K filed on September 10, 1999 for the event dated September 8, 1999 (File No. 000-23269)).

       3.1**                Form of Amended and Restated Certificate of Incorporation of
                            Metromedia Fiber Network, Inc. (incorporated by reference to
                            Metromedia Fiber Network's Registration Statement on Form
                            S-1 (Registration No. 333-33653)).

       3.2**                Form of Amended and Restated Bylaws of Metromedia Fiber
                            Network, Inc. (incorporated by reference to Metromedia Fiber
                            Network's Registration Statement on Form S-1 (Registration
                            No. 333-33653)).

       4.1**                Specimen Class A Common Stock Certificate of Metromedia
                            Fiber Network, Inc. (incorporated by reference to Metromedia
                            Fiber Network's Registration Statement on Form S-1
                            (Registration No. 333-33653)).

       4.2**                Cooperation Agreement between AboveNet Deutschland Gmbh and
                            AboveNet, dated March 25, 1999.

       4.3**                Shareholders Agreement relating to AboveNet UK Limited, by and among AboveNet, Mr. W Dobbie, Mr. A. MacSween and
                            AboveNet UK Limited, dated March 1999.

       4.4**                Shareholders Agreement by and between Raiffeisen
                            Rechenzentrum Ges. m.b.H. and AboveNet, dated March 8, 1999.

       4.5(a)**             Stock Subscription Warrant No. 1 to purchase shares of
                            Common Stock of AboveNet issued to Transamerica Business
                            Credit Corporation, dated May 28, 1999.

       4.5(b)**             Stock Subscription Warrant No. 2 to purchase shares of
                            Common Stock of AboveNet issued to Transamerica Business
                            Credit Corporation.

       4.5(c)**             Stock Subscription Warrant No. 3 to purchase shares of
                            Common Stock of AboveNet issued to Transamerica Bsuiness
                            Credit Corporation.

       4.5(d)**             Stock Subscription Warrant No. 4 to purchase shares of
                            Common Stock of AboveNet issued to Transamerica Business
                            Credit Corporation.

       4.5(e)**             Stock Subscription Warrant No. 5 to purchase shares of
                            Common Stock of AboveNet issued to Transamerica Business
                            Credit Corporation.

       4.6**                Warrants to purchase shares of Series D Prefered Stock of
                            AboveNet issued to Silicon Valley Bank.

       4.7** Warrant to purchase shares of Common Stock of AboveNet issued to Primus Technology Fund, dated July 31, 1998.

       4.8** Warrant to purchase shares of Common Stock of AboveNet issued to DEF Public Relations, dated July 23, 1998.

       4.9** Warrant to purchase shares of Common Stock of AboveNet issued to G&H Partners, dated July 31, 1998.

       4.10(a)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Therma Corporation, dated October 14, 1998.

       4.10(b)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Therma Corporation.

       EXHIBIT
       NUMBER                                       DESCRIPTION
---------------------       ------------------------------------------------------------
       4.11(a)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Biggs Cardosa, dated October 14, 1998.

       4.11(b)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Biggs Cardosa.

       4.12(a)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to CCG Facilities Integration, dated May 20, 1998.

       4.12(b)**            Warrant to purchase shares of Common stock of AboveNet
                            issued to CCG Facilities Integration.

       4.13(a)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Kenneth Rodriguez & Partners, dated October 14,
                            1998.

       4.13(b)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Kenneth Rodriguez & Partners.

       4.14**               Warrant to purchase shares of Common Stock of AboveNet
                            issued to Forest City Enterprises, Inc., dated December 4,
                            1998.

       4.15(a)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Rudolph & Sletten, dated October 14, 1998.

       4.15(b)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Rudolph & Sletten.

       4.16**               Warrant to purchase shares of Common Stock of AboveNet
                            issued to Thomas M. Hirst, Trustee, and John D. Hagner,
                            independent Trustee under the Trust Agreement of the Hirst family dated September 26, 1995.

       4.17** Warrant to purchase shares of Common Stock of AboveNet issued to Synergism Partners.

       5.1**                Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
                            regarding the legality of the shares being issued pursuant to the Merger Agreement.

      21.1**                List of Subsidiaries of Metromedia Fiber Network, Inc.
                            (incorporated by reference to Metromedia Fiber Network's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1998).

      23.1*                 Consent of Ernst & Young LLP.

      23.2*                 Consent of Deloitte & Touche LLP.

      23.3*                 Consent of PricewaterhouseCoopers LLP.

      23.4**                Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                            (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

      24.1**                Power of Attorney from officers and directors (included on the signature page of this Registration Statement).

------------------------

*   Filed herewith.

**  Previously filed.

(B) FINANCIAL DATA SCHEDULES.

    None.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by this director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes as follows:

        (a) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (b) Every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of this request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Metromedia Fiber Network, Inc. has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 27, 1999.

                                                       METROMEDIA FIBER NETWORK, INC.

                                                       BY:  *
                                                            -----------------------------------------
                                                            Name: Stephen A. Garofalo
                                                            Title: CHIEF EXECUTIVE OFFICER AND
                                                                  CHAIRMAN OF THE BOARD OF DIRECTORS

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement and the foregoing Power-of-Attorney have been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *                            Chief Executive Officer and   October 27, 1999
     -------------------------------------------         Chairman of the Board of
                 Stephen A. Garofalo                     Directors

                          *                            Vice President,               October 27, 1999
     -------------------------------------------         Chief Financial Officer
                  Gerard Benedetto

                          *                            President, Chief Operating    October 27, 1999
     -------------------------------------------         Officer and Director
                Howard M. Finkelstein

                          *                            Senior Vice President and     October 27, 1999
     -------------------------------------------         Director
                Vincent A. Galluccio

                  /s/ SILVIA KESSEL                    Executive Vice President      October 27, 1999
     -------------------------------------------         and Director
                    Silvia Kessel

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *                            Director                      October 27, 1999
     -------------------------------------------
                    John W. Kluge

                          *                            Director                      October 27, 1999
     -------------------------------------------
                  David Rockefeller

                                                       Director                      October 27, 1999
     -------------------------------------------
                  Stuart Subotnick

                          *                            Executive Vice President,     October 27, 1999
     -------------------------------------------         General Counsel,
                  Arnold L. Wadler                       Secretary and Director

                          *                            Director                      October 27, 1999
     -------------------------------------------
                    Leonard White

                                                       Director                      October 27, 1999
     -------------------------------------------
                    Sherman Tuan

                                                       Director                      October 27, 1999
     -------------------------------------------
                     David Rand

*By:                    /s/ SILVIA KESSEL
             --------------------------------------
                          Silvia Kessel
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                                       DESCRIPTION
       -------                                      -----------

       2.1**                Agreement and Plan of Merger among AboveNet Communications
                            Inc., Metromedia Fiber Network, Inc. and Magellan
                            Acquisition, Inc., dated June 22, 1999 (incorporated by
                            reference to Metromedia Fiber Network's Current Report on
                            Form 8K filed on June 30, 1999 for the event dated June 22,
                            1999 (File No. 000-23269)).

       2.2**                Amendment and Waiver, dated as of September 10, 1999, by and among Metromedia Fiber Network, AboveNet and Merger Sub
                            (incorporated by reference from Metromedia Fiber Network's
                            Current Report on Form 8-K filed on September 10, 1999 for the event dated September 8, 1999 (File No. 000-23269)).

       3.1**                Form of Amended and Restated Certificate of Incorporation of
                            Metromedia Fiber Network, Inc. (incorporated by reference to
                            Metromedia Fiber Network's Registration Statement on Form
                            S-1 (Registration No. 333-33653)).

       3.2**                Form of Amended and Restated Bylaws of Metromedia Fiber
                            Network, Inc. (incorporated by reference to Metromedia Fiber
                            Network's Registration Statement on Form S-1 (Registration
                            No. 333-33653)).

       4.1**                Specimen Class A Common Stock Certificate of Metromedia
                            Fiber Network, Inc. (incorporated by reference to Metromedia
                            Fiber Network's Registration Statement on Form S-1
                            (Registration No. 333-33653)).

       4.2**                Cooperation Agreement between AboveNet Deutschland Gmbh and
                            AboveNet, dated March 25, 1999.

       4.3**                Shareholders Agreement relating to AboveNet UK Limited, by and among AboveNet, Mr. W Dobbie, Mr. A. MacSween and
                            AboveNet UK Limited, dated March 1999.

       4.4**                Shareholders Agreement by and between Raiffeisen
                            Rechenzentrum Ges. m.b.H. and AboveNet, dated March 8, 1999.

       4.5(a)**             Stock Subscription Warrant No. 1 to purchase shares of
                            Common Stock of AboveNet issued to Transamerica Business
                            Credit Corporation, dated May 28, 1999.

       4.5(b)**             Stock Subscription Warrant No. 2 to purchase shares of
                            Common Stock of AboveNet issued to Transamerica Business
                            Credit Corporation.

       4.5(c)**             Stock Subscription Warrant No. 3 to purchase shares of
                            Common Stock of AboveNet issued to Transamerica Business
                            Credit Corporation.

       4.5(d)**             Stock Subscription Warrant No. 4 to purchase shares of
                            Common Stock of AboveNet issued to Transamerica Business
                            Credit Corporation.

       4.5(e)**             Stock Subscription Warrant No. 5 to purchase shares of
                            Common Stock of AboveNet issued to Transamerica Business
                            Credit Corporation.

       4.6**                Warrants to purchase shares of Series D Prefered Stock of
                            AboveNet issued to Silicon Valley Bank.

       4.7** Warrant to purchase shares of Common Stock of AboveNet issued to Primus Technology Fund, dated July 31, 1998.

       4.8** Warrant to purchase shares of Common Stock of AboveNet issued to DEF Public Relations, dated July 23, 1998.

       4.9** Warrant to purchase shares of Common Stock of AboveNet issued to G&H Partners, dated July 31, 1998.

       EXHIBIT
       NUMBER                                       DESCRIPTION
       -------                                      -----------
       4.10(a)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Therma Corporation, dated October 14, 1998.

       4.10(b)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Therma Corporation.

       4.11(a)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Biggs Cardosa, dated October 14, 1998.

       4.11(b)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Biggs Cardosa.

       4.12(a)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to CCG Facilities Integration, dated May 20, 1998.

       4.12(b)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to CCG Facilities Integration.

       4.13(a)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Kenneth Rodriguez & Partners, dated October 14,
                            1998.

       4.13(b)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Kenneth Rodriguez & Partners.

       4.14**               Warrant to purchase shares of Common Stock of AboveNet
                            issued to Forest City Enterprises, Inc., dated December 4,
                            1998.

       4.15(a)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Rudolph & Sletten, dated October 14, 1998.

       4.15(b)**            Warrant to purchase shares of Common Stock of AboveNet
                            issued to Rudolph & Sletten.

       4.16**               Warrant to purchase shares of Common Stock of AboveNet
                            issued to Thomas M. Hirst, Trustee, and John D. Hagner,
                            independent Trustee under the Trust Agreement of the Hirst family dated September 26, 1995.

       4.17** Warrant to purchase shares of Common Stock of AboveNet issued to Synergism Partners.

       5.1**                Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
                            regarding the legality of the shares being issued pursuant to the Merger Agreement.

      21.1**                List of Subsidiaries of Metromedia Fiber Network, Inc.
                            (incorporated by reference to Metromedia Fiber Network's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1998).

      23.1*                 Consent of Ernst & Young LLP.

      23.2*                 Consent of Deloitte & Touche LLP.

      23.3*                 Consent of PricewaterhouseCoopers LLP.

      23.4**                Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                            (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

      24.1**                Power of Attorney from officers and directors (included on the signature page of this Registration Statement).

------------------------

*   Filed herewith.

**  Previously filed.